UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1588 – 609 Granville Street
Vancouver, BC V7Y 1G5
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On March 31, 2022, pursuant to the previously announced Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2021, as amended (the “Merger Agreement”) between Dakota Gold Corp. (“Dakota Gold” or the “Company”), Dakota Territory Resource Corp., a Nevada corporation (“Dakota Territory”), DGC Merger Sub I Corp., a Nevada corporation (“Merger Sub 1”), and DGC Merger Sub II LLC, a Nevada limited liability company (“Merger Sub 2”), Merger Sub 1 merged with and into Dakota Territory (the “First Merger”), with Dakota Territory surviving the First Merger as a wholly owned subsidiary of Dakota Gold, and subsequently, Dakota Territory merged with and into Merger Sub 2, a wholly owned subsidiary of the Company (the “Second Merger”), with Merger Sub 2 surviving as a wholly owned subsidiary of Dakota Gold (collectively, the “Merger”).

Pursuant to the terms of the Merger Agreement, Dakota Territory stockholders, other than Dakota Gold, were entitled to receive one share of Dakota Gold common stock for each share of Dakota Territory common stock.

As a result of the Merger, Dakota Gold delivered approximately 35,209,316 shares of Dakota Gold common stock to former holders of Dakota Territory common stock. Giving effect to the issuance of such shares, there were approximately 70,850,395 shares of Dakota Gold outstanding as of March 31, 2022.

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

The Company issued a press release on March 31, 2021 announcing the closing of the Merger, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Directors

On March 31, 2022, the board of directors of the Company (the “Board”) appointed Robert Quartermain, Stephen O’Rourke, Gerald Aberle, Jennifer Grafton, Amy Koenig and Alex Morrison as directors.

Robert Quartermain will serve as chair of the technical committee of the Board (the “Technical Committee”) and on the ESG committee of the board (the “ESG Committee”). Stephen O’Rourke will serve as chair of the ESG Committee. Gerald Aberle will serve on the Technical Committee. Jennifer Grafton will serve as chair of the compensation committee (the “Compensation Committee”) and a member of the audit committee of the Board (the “Audit Committee”) and nomination and governance committee (the “Nominating & Governance Committee”). Amy Koenig will serve as chair of the Nominating & Governance Committee and a member of the Audit Committee, Compensation Committee and Technical Committee. Alex Morrison will serve as chair of the Audit Committee and a member of the Compensation Committee, Nominating & Governance Committee and the Technical Committee.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Dakota Territory entered into support agreements with each of Alex Morrison, Gerald Aberle and Stephen O’Rourke (the “Support Agreements”). Pursuant to the Support Agreements, certain former stockholders of Dakota Territory holding approximately 7.17% of the issued and outstanding shares of Dakota Territory common stock prior to the completion of the Merger agreed to, among other things: (i) vote in favor of the transactions contemplated by the Merger Agreement, (ii) vote against and withhold consent with respect to any merger, purchase of all or substantially all of Dakota Territory’s assets or other similar business combination transaction other than those contemplated by the Merger Agreement, (iii) be bound by certain transfer restrictions with respect to the common stock of Dakota Territory held by the stockholder; and (iv) do all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement and not take any action that would reasonably be expected to prevent or delay the satisfaction of any of the conditions to those transactions, in each case, subject to the terms and conditions of the Support Agreements. Each Support Agreement terminated in its entirety upon the closing of the Merger.

Appointment of Officers

On March 31, 2022, the Board appointed Shawn Campbell as Treasurer and Chief Financial Officer of the Company and Gerald Aberle as Chief Operating Officer of the Company.

Shawn Campbell

Shawn Campbell, 41, served as Chief Financial Officer of Dakota Territory from June 1, 2021 to March 31, 2022 and brings more than 15 years of progressively senior experience in project and operations financial management obtained via professional practice, capital markets and industry experience. Prior to Dakota Territory, Shawn Campbell served as the Chief Financial Officer of GT Gold Corp. from November 2019 to May 2021. Prior to GT Gold Corp., from July 2013 to November 2019, Mr. Campbell worked in various roles with Goldcorp Inc., including Head of Investor Relations and the Head of Finance for Canada and the U.S. He holds a Bachelor of Commerce Degree (Distinction) from the University of Victoria, and a Diploma in Accounting (DAP) from the University of British Columbia. He is a Chartered Professional Accountant (CPA, CA) and a CFA Charter Holder.

Gerald Aberle

Gerald Aberle, 62, graduated in 1980 from South Dakota School of Mines and Technology with a bachelor of science degree in mining engineering. Gerald Aberle has over 40 years of experience in the minerals industry, including 22 years with Homestake Mining Company at the Homestake gold mine in Lead, S.D. Gerald Aberle’s mining background includes extensive engineering, operations management and project management experience. Gerald Aberle has consulted in the mining, underground construction and minerals exploration business for clients including Homestake Mining Co., Barrick Gold Corp., the State of South Dakota and the University of Washington in connection with the planning and development of the National Science Foundation’s national deep underground science and engineering laboratory. Mr. Aberle has held numerous corporate management positions for public companies operating in the junior exploration business and has more than 24 years of private business experience in the United States, primarily in the land development and construction industries. From 2012 to July 2018, Gerald Aberle has served as the Chief Operating Officer of Dakota Territory. Gerald Aberle served as Chief Executive Officer of Dakota Territory from July 2018 to March 2021. Gerald Aberle served as Chief Operating Officer of Dakota Territory from March 2021 to March 31, 2022.

Resignation of Directors

On March 31, 2022, William Gehlen and Mac Jackson resigned as directors of the Company.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on March 30, 2022, the Company filed a certificate of amendment (the “Amendment”) with the Nevada Secretary of State to change the name of the Company from “JR Resources Corp.” to “Dakota Gold Corp.”

In connection with the filing of the Amendment, on March 30, 2022, the Board adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to reflect the change of name of the Company.

The foregoing descriptions of the Amendment and Amended and Restated Bylaws do not purport to be complete and are qualified in entirety by reference to the Amendment and Amended and Restated Bylaw, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger among Dakota Territory Resource Corp., DGC Merger Sub I Corp., DGC Merger Sub II LLC and the Registrant, dated September 10, 2021 (incorporated by reference to the Registrant’s Registration Statement on Form S-4, filed February 1, 2022).
2.2	Amendment to Agreement and Plan of Merger among Dakota Territory Resource Corp., the Registrant, DGC Merger Sub I Corp. and DGC Merger Sub II LLC, dated December 17, 2021 (incorporated by reference to the Registrant’s Registration Statement on Form S-4, filed February 1, 2022).
3.1	Certificate of Amendment, effective March 30, 2022
3.2	Amended and Restated Bylaws of Dakota Gold Corp.
99.1*	Press Release, dated March 31, 2022

* In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.
(Registrant)
Date: April 5, 2022

	By:	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer